SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                             FORM 8 - K
                           CURRENT REPORT


PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report:  May 16, 2002

Commission file number:  0-22622

                        CREATOR CAPITAL LIMITED
        (Exact name of registrant as specified in its charter)

BERMUDA                                              98-0170199
(State or other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                 Identification Number)

                        Cedar House, 41 Cedar Street
                          Hamilton HM 12, Bermuda
                  (Address of principal executive offices)

                              (604) 947-2555
             (Registrant's telephone number, including area code)


Securities registered pursuant to Section 12(g) of the Act:
50,000,000

ITEM 5:  OTHER EVENTS

On May 16, 2002, Creator Capital Limited released its revenue and results of operations for the first quarter ended March 31, 2002.


A copy of the News Release is attached hereto and filed as an Exhibit to this filing on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person(s) on behalf of the Registrant and in the capacities and on the date indicated.

CREATOR CAPITAL LIMITED

"Deborah Fortescue-Merrin"
_____________________________
Name:  Deborah Fortescue-Merrin
Title:  President
Date:  May 17, 2002












EXHIBIT 1
News Release
May 16, 2002

Creator Capital Limited
Cedar House, 41 Cedar Street
Hamilton HM 12
Islands of Bermuda


              Creator Capital Reports First Quarter Earnings

HAMILTON, BERMUDA - May 16, 2002 - CREATOR CAPITAL LIMITED ("CCL") (CTORF:OTCBB) is pleased to release its revenue and results of operations for the first quarter ended March 31, 2002.

                                 Three Months Ended March 31,  December 31
                                       2002         2001           2001

Revenue                            $ 119,248      $ 151,210      $ 561,030

Operating Expenses
  General and administrative          50,519         58,683        156,757
  Consulting and contract labor       27,800         51,990         94,357
  Marketing                            5,583              -         25,308
  Legal                                5,316          2,119          7,853
  Depreciation and amortization       22,951        109,743        243,239
                                   ---------       --------       --------
                                     112,169        222,535        527,514
                                   ---------       --------       --------
                                       7,079        (71,325)        33,516
                                   ---------       --------       --------

Other (Income) and Expense
  Interest expense                       (55)             -         (1,153)
  Interest income                        186            465         18,164
                                   ---------       --------       --------
                                         131            465         17,011

Net gain (loss)                      $ 7,210      $ (70,860)      $ 50,527


BASIC AND DILUTED LOSS PER SHARE
Numerator for basic and diluted
loss per share:
  Net gain (loss)                     7,210       (70,860)        50,527
  Preferred stock dividends         (51,688)     ( 86,740)      (203,399)
  Income gain (loss) to
    common shareholders           $ (44,478)   $ (157,600)    $ (152,872)


Denominator for basic and
diluted loss per share:
  Weighted average shares
    Outstanding                  90,424,191    50,000,000     70,385,000


Net loss per share                 $ 0.0005       $ 0.003        $ 0.002

Revenue from operations for the three months ended March 31, 2002 was $119,248 compared to $151,210 during the three months ended March 31, 2001.
 Revenue consisted of fees generated from the Sky Play amusement games acquired with the purchase of IIL. The decrease in revenue reflects the fact that the number of airlines licensed to use the Company's software has decreased even though the number of aircraft flying with Sky Play remained static at 141. This result is directly attributable to the current budgetary constraints of the airline industry in general.

Net gain of $7,210 for the three months ended March 31, 2002 compared to a loss of $70,860 for the three months ended March 31, 2001 reflects the continuing efforts of management to contain expenses, along with the significant decrease in the depreciation and amortization expenses.

General and administrative expense decreased from $58,683 in the 2001 period to $50,519 in the 2002 period.

Consulting and contract labor expenses have decreased from $51,990 to $27,800. Product marketing increased from $0 to $5,583 and legal expense increased from $2,119 to $5,316.

Depreciation and amortization expenses decreased by $86,792 to $22,951.

Asset China Investments has informed CCL that the investment through Beacon Hill Enterprises in the Chinese Lottery business, including the Soccer Betting Lottery and the World Cup Lottery is proceeding as planned. Sales of World Cup Soccer Lottery tickets betting on the World Cup matches will officially begin in China on May 18, 2002.

About Creator Capital

Creator Capital Limited is a Bermuda exempted company. CCL holds an investment in a China Lotteries Project. The Company introduced the in-flight interactive gaming experience to international airline passengers as a method of creating additional revenues for airlines. Creator Capital's two products are Sky Games and Sky Play. Sky Games consists of interactive gaming, such as Blackjack (21), Draw Poker, and Slots. Sky Play consists of interactive PC amusement games such as Mah Jong, Solitaire and Chess.


ON BEHALF OF THE BOARD OF DIRECTORS

"Deborah Fortescue-Merrin"

Deborah Fortescue-Merrin
President

Corporate Contact:
Contact:     Deborah Fortescue-Merrin
Telephone:   (604) 947-2555
Email:       info@creatorcapital.com
Website:     http://www.creatorcapital.com

Safe Harbour statements under the Private Securities Litigation Reform Act of 1995; - this release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21B of the Securities Exchange Act of 1934. Any statements which express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact, may be foreword looking statements. Forward looking statements are based upon expectations, estimates and projections at the time the statements are made, which involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.